Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in registration statements (No. 333-118746, No. 333-124105, No. 333-125423 and No. 333-181499) on Form S-3 and (No. 333-164428 and No. 333-174448) on Form S-8 of our report dated February 25, 2013 related to the financial statements of Pier House Joint Venture as of and for the years ended December 31, 2012 and 2011, appearing in this Current Report on Form 8-K and to the reference to us as experts in registration statement No. 333-181499.

/s/ Deloitte & Touche LLP

Cleveland, OH

June 19, 2013